EXHIBIT 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-Q of ForceField Energy Inc. for the quarter ended September 30, 2013 (“Report”), we certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to our knowledge, that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents in all material respects, the financial condition and results of operations of ForceField Energy Inc

Date:     November 14, 2013

By:	/s/ David Natan	By:	/s/ Jason Williams
Name:	David Natan	Name:	Jason Williams
Title:	Chief Executive Officer	Title:	Chief Financial Officer